Exhibit 99.11

PROMISSORY NOTE

(Facility B)

$12,000,000	Dallas, Texas	August 15, 2008

FOR VALUE RECEIVED, the undersigned, CLEAN ENERGY FUELS CORP., a Delaware corporation, and CLEAN ENERGY, a California corporation (each a “Borrower”, and collectively, “Borrowers”), hereby jointly and severally promise to pay to the order of PLAINSCAPITAL BANK, a Texas state chartered bank (the “Lender”), the principal sum of Twelve Million Dollars ($12,000,000), or, if greater or less, the aggregate unpaid principal amount of the Facility B Loans made by Lender to Borrowers pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender under the Credit Agreement, at 2911 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219 or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrowers and the Lender (as from time to time supplemented, amended or restated, the “Credit Agreement”), and is the “Facility B Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement).  Payments on this Note shall be made and applied as provided in the Credit Agreement.  Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.  In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes.  The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, each Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Texas (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

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CLEAN ENERGY FUELS CORP.

By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer

CLEAN ENERGY

By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer